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Exhibit 23.02

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in the Registration Statements on Form S-8 and Form S-3 under the Securities Act of 1933 of Paul-Son Gaming Corporation and Subsidiaries ("Paul-Son") of our report dated March 22, 2002 insofar as such report relates to the financial statements of Etablissements Bourgogne et Grasset S.A. for the year ended December 31, 2001 contained in this Annual Report on Form 10-K under the Securities Exchange Act of 1934 of Paul-Son as of December 31, 2003.

/s/ Mazars LLP

New York, N.Y.
March 22, 2004

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INDEPENDENT AUDITORS' CONSENT